GEORGE DIMOV CPA CERTIFIED PUBLIC ACCOUNTANT FIRM	211 E 43rd St Suite 628 New York, NY 10017 (212) 641-0673 www.dimovaudit.com

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in the Annual Report on Form 1-K of Hartley Opportunity Fund (the “Fund”) for the year ended December 31, 2025, of our independent auditor’s report dated April 30, 2026, relating to the financial statements of the Fund as of and for the year ended December 31, 2025.

We also consent to the reference to our firm as independent auditors in such Annual Report on Form 1-K.

Sincerely,

George Dimov, CPA April 30, 2026

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